DEFA 14A

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[ ]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]       Definitive Proxy Statement

[ ]       Definitive Additional Materials

[ ]       Soliciting Materials under Rule 14a-12

BNY MELLON STOCK FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee Paid:

[_]        Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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November 20, 2025

Dear Shareholder,

I want to continue to update you in connection with the Special Meeting of Shareholders of BNY Mellon International Core Equity Fund (the “Fund”), scheduled to be held on December 9, 2025.

You and your fellow shareholders are being asked to consider and approve an Agreement and Plan of Reorganization to allow the Fund to transfer all of its assets to BNY Mellon International Equity Fund. The Fund's Board of Trustees unanimously recommends you vote FOR the proposal.

Please join your fellow shareholders who have responded and are showing strong support for the proposal. Take advantage of your right to vote by signing, dating and mailing the enclosed proxy card in the prepaid envelope or follow the instructions below to vote by telephone or internet.

Vote by Phone - call 1 (800) 726-9057 to speak with a proxy voting specialist. Representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
:	Vote by Internet - visit the internet address on the enclosed card and follow the instructions.
*	Vote by Mail - complete, sign and date the enclosed card and return it in the enclosed prepaid return envelope.

If you need assistance or have questions, please contact our proxy solicitor, Sodali & Co. Fund Solutions, at 1-800-726-9057. If you have not yet voted, a Sodali & Co. representative may also call you to assist in voting.

Thank you for your prompt attention and your continued support.

Sincerely,

David DiPetrillo

President

BNY Mellon Stock Funds